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                                                               EXHIBIT 23.3

                  CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 or our reports dated February 27, 1998 related to the financial statements of Channel Communications, Inc., f/k/a Kenya Corp., which appear in such Registration Statement. We also consent to the references to us under the headings "Independent Accountants" in such Registration Statement.


Williams Young, LLC

/s/  Williams Young, LLC

Madison, Wisconsin
May 12, 2000